                        SUMMARY APPRAISAL REPORT OF THE
                             OLD SALEM APARTMENTS

                  2639 Barracks Road, City of Charlottesville,
                           Albemarle County, Virginia

Submitted To:                      Mr. J.L. Snedigar
                                   Senior Assets Manager
                                   Insignia Financial Group, Inc.
                                   One Shelter Place
                                   P.O. Box 1089
                                   Greenville, South Carolina 29602

Effective Date of Appraisal:       December 31, 1997

Date of Report:                    January 8, 1998

Prepared By:                       KOEPPEL TENER REAL ESTATE
                                   SERVICES, INC.
                                   242 Old New Brunswick Road
                                   Piscataway, New Jersey 08854

Mr. J.L. Snedigar                                               January 8, 1998
Senior Asset Manager
Insignia Financial Group, Inc.
One Shelter Place
P.O. Box 1089
Greenville, South Carolina 29602

Reference:     Old Salem Apartments
               2639 Barracks Road
               Charlottesville, Virginia


Dear Mr. Snedigar:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of the appraisal is to update our estimate of the Market Value of the Fee Simple Estate of the subject property as of the date of the initial inspection, December 31, 1997.

Briefly described, the subject is situated on the northerly side of Barracks Road on the outskirts of Charlottesville. It consists of 18.41 acres of land improved with 34 two and three-story, walk-up, garden apartment buildings containing 364 units, and an office/clubhouse building, a pool and tennis court. There are 6 efficiency units, 48 one bedroom units, 265 two bedroom units and 45 three bedroom units. Additional improvements include a clubhouse building (which also houses the office), a swimming pool, a tennis court, three playgrounds, five laundry facilities containing a total of twenty-six washers and twenty-five dryers, asphalt paved parking area, concrete paved walkways and extensive landscaping.

The scope of the assignment consisted of a Complete Appraisal and included an inspection of the subject property and an analysis of the surrounding market. The Sales Comparison and Income Capitalization Approaches have been employed in the valuation of the subject property. Due to the income producing nature of the subject property, the Income Approach has been accorded most significance in the appraisal process.

Continued...

Mr. J.L. Snedigar                                               January 8, 1998
Insignia Financial Group, Inc.                                           Page 2

The analysis, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached Summary Appraisal Report. This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated December 10, 1993 and has an effective date of value of December 30, 1993 (referred to hereafter as the "December 1993"). Subsequent update appraisal reports were prepared with an effective valuation date of December 31, 1994 (referred to hereafter as the "December 1994 report") and as of November 30, 1996 (referred to hereafter as the "December 1996 report").

Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

Special attention must be given to the Appraisal Assumptions and Limiting Conditions section of the report which further identify the scope and use of this appraisal. The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the market value of the Fee Simple Estate of the subject property, as of December 31, 1997 was:

                           THIRTEEN MILLION DOLLARS
                                ($13,000,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

      /s/ F. Brian Johnson
      ---------------------
By:   F. Brian Johnson, MAI
      Senior Vice President

                        SUMMARY APPRAISAL REPORT OF THE
                          TAR RIVER ESTATES APARTMENTS

                       214 Elm Street, City of Greenville
                          Pitt County, North Carolina

Submitted To:                      Mr. Jim Duey
                                   Insignia Properties Trust
                                   One Insignia Financial Plaza
                                   P. O. Box 1089
                                   Greenville, South Carolina 29602

Effective Date of Appraisal:       December 11, 1997

Date of Report:                    December 15, 1997

Prepared By:                       KOEPPEL TENER REAL ESTATE
                                     SERVICES, INC.
                                   5477 Glen Lakes Drive, Suite 202
                                   Dallas, Texas 75231

Mr. Jim Duey                                                  December 15, 1997
Financial Analyst
Insignia Properties Trust
One Insignia Financial Plaza
P.0. Box 1089
Greenville, South Carolina 29602

Reference:  Tar River Estates Apartments
            214 Elm Street
            Greenville, Pitt County, North Carolina

Dear Mr. Duey:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of this report is to estimate the Market Value of the Fee Simple Estate of the subject property as of the date of inspection, December 11, 1997.

Briefly described, the subject property consists of 26.8 acres of land zoned R-6, Residential District. The site is improved with 54 residential buildings, containing a total of 402 apartment units. The improvements, which were constructed in 1970, contain 402,330 rentable square feet in addition to a leasing office/clubhouse, two outdoor pool areas, four (4) laundry facilities, fitness center, paved parking area, concrete walkways and landscaping. The improvements were constructed in 1970, and are considered to have an effective age of 27 years.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates other appraisal reports previously prepared on the subject property by this firm, copies of which you maintain on file. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' files.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Mr. Jim Duey                                                  December 15, 1997
Insignia Properties Trust                                                Page 2

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 11, 1997 is:

              TEN MILLION SIX HUNDRED THOUSAND DOLLARS
                            ($10,600,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg,             /s/ John J. Fisher
      -----------------------             ------------------
By:   Steven J. Goldberg, MAI       By:   John J. Fisher
      Senior Vice President               Senior Appraiser

                          SUMMARY APPRAISAL REPORT OF
                        MILLHOPPER VILLAGE APARTMENTS

                           507 NW 39TH Road, City of
                    Gainseville, Alachua County, Florida

Submitted To:                       Mr. Jim Duey
                                    Insignia Properties Trust
                                    One Insignia Financial Plaza
                                    P. O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        November 22, 1997

Date of Report:                     December 12, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                      SERVICES, INC.
                                    150 South Wacker Drive, Suite 2430
                                    Chicago, Illinois 60606

Mr. Jim Duey                                                  December 12, 1997
Insignia Properties Trust
One Insignia Financial Plaza
P.0. Box 1089
Greenville, South Carolina 29602

Reference:  Millhopper Village Apartments
            507 NW 39th Road,
            Gainesville, Alachua County, Florida

Dear Mr. Duey:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate of the subject property as of the date of inspection, November 22, 1997.

Briefly described, the subject property consists of approximately 11.1 acres of land improved with a 136 unit garden and townhouse apartment project. The improvements, reportedly constructed in multiple phases from 1969 through 1976, contain 157,120 net rentable square feet, which suggests an average unit size of 1,155 square feet. Additional improvements include a management office/ clubhouse, laundry facilities, swimming pool, tennis courts, outdoor basketball court, playground area, asphalt paved parking areas, concrete aggregate paved walkways, and landscaping.

The scope of the assignment consisted of a Complete Appraisal and included an inspection of the subject property and an analysis of the surrounding market. The Sales Comparison and Income Capitalization Approaches have been employed in the valuation of the subject property. Due to the income producing nature of the subject property, the Income Approach has been accorded most significance in the appraisal process.

The analysis, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached Summary Appraisal Report. This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm.

Mr. Jim Duey                                                  December 12, 1997
Insignia Properties Trust                                                Page 2

Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

Special attention must be given to the Appraisal Assumptions and Limiting Conditions section of the report which further identify the scope and use of this appraisal. The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 22, 1997 is:

                  FIVE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($5,800,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg,             /s/ Joseph Cicero
      -----------------------             ------------------
By:   Steven J. Goldberg, MAI       By:   Joseph Cicero, MAI
      Senior Vice President               Senior Vice President

      /s/ Padraig O'Shea
      ----------------------
By:   Padraig O'Shea
      Senior Analyst

                         SUMMARY APPRAISAL REPORT OF
                          THE LEXINGTON APARTMENTS

                        3501 Cheshire Square, City of
                     Sarasota, Sarasota County, Florida

Submitted To:                       Mr. Jim Duey
                                    Insignia Properties Trust
                                    One Insignia Financial Plaza
                                    P. O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        November 21, 1997

Date of Report:                     December 12, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                      SERVICES, INC.
                                    150 South Wacker Drive, Suite 2430
                                    Chicago, Illinois 60606

Mr. Jim Duey                                                  December 12, 1997
Insignia Properties Trust
One Insignia Financial Plaza
P.0. Box 1089
Greenville, South Carolina 29602

Reference:  Lexington Apartments
            7915 Lexington Circle East
            Sarasota, Sarasota County, Florida

Dear Mr. Duey:

In accordance with your request, we have prepared an appraisal on the above referenced property. The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate of the subject property as of the date of inspection, November 21, 1997.

Briefly described, the subject property consists of approximately 18.55 acres of land improved with a 267 unit garden and townhouse apartment project. The improvements, reportedly constructed in multiple phases from 1974 to 1982 and partially renovated in 1989, contain 277,680 net rentable square feet. Additional improvements include a management office/clubhouse, laundry facilities, two swimming pools, tennis courts, volleyball court, playground area, asphalt paved parking areas, concrete paved walkways, and landscaping.

The scope of the assignment consisted of a Complete Appraisal and included an inspection of the subject property and an analysis of the surrounding market. The Sales Comparison and Income Capitalization Approaches have been employed in the valuation of the subject property. Due to the income producing nature of the subject property, the Income Approach has been accorded most significance in the appraisal process.

The analysis, opinions, assumptions and conclusions were prepared by the undersigned and are contained within the attached Summary Appraisal Report. This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm.

Mr. Jim Duey                                                  December 12, 1997
Insignia Properties Trust                                                Page 2

Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

Special attention must be given to the Appraisal Assumptions and Limiting Conditions section of the report which further identify the scope and use of this appraisal. The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 21, 1997 is:

                    TEN MILLION ONE HUNDRED THOUSAND DOLLARS
                                 ($10,100,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg,             /s/ Joseph Cicero
      -----------------------             ---------------------
By:   Steven J. Goldberg, MAI       By:   Joseph Cicero, MAI
      Senior Vice President               Senior Vice President

      /s/ Padraig O'Shea
      -----------------------
By:   Padraig O'Shea
      Senior Analyst

                           SUMMARY APPRAISAL REPORT
                        LAKE JOHNSON MEWS APARTMENTS

                       Located at 4233 Avent Ferry Road
                     Raleigh, Wake County, North Carolina

Submitted To:                       Mr. Jim Duey
                                    Insignia Properties Trust
                                    One Insignia Financial Plaza
                                    P. O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        December 1, 1997

Date of Report:                     December 15, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                      SERVICES, INC.
                                    5477 Glen Lakes Drive, Suite 202
                                    Dallas, Texas 75231

Mr. Jim Duey                                                  December 15, 1997
Financial Analyst
Insignia Properties Trust
One Insignia Financial Plaza
P.0. Box 1089
Greenville, South Carolina 29602

Reference:  The Lake Johnson Mews Apartments
            4233 Avent Ferry Road
            Raleigh, Wake County, North Carolina

Dear Mr. Duey:

Pursuant to your request, we have completed an appraisal on the above referenced property. The purpose of the appraisal is to estimate the Market Value of the Fee Simple Estate of the subject property as of December 10, 1997.

Briefly described, the subject property consists of approximately 20.13 acres of land improved with fifteen garden style apartment buildings containing 201 units. The structural improvements, constructed in 1973, contain 190,152 net rentable square feet which suggest an average unit size of 946 square feet. Additional improvements include a management office/clubhouse, one swimming pool, tennis court, asphalt paved drives, concrete sidewalks and landscaping.

The purpose of this report is to estimate the Market Value of the Fee Simple Estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report represents summary discussions of the data, reasoning and analysis that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates other appraisal reports previously prepared on the subject property by this firm, copies of which you maintain in your files. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Mr. Jim Duey                                                  December 15, 1997
Insignia Properties Trust                                                Page 2

Based upon the data, analyses and conclusions contained within this appraisal report, it is our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 10, 1997, is:

                  NINE MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($9,800,000)

Please call upon us for any questions you may have regarding the appraisal. It has been a pleasure to be of service to you.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg,             /s/ John J. Fisher
      -----------------------             ------------------
By:   Steven J. Goldberg, MAI       By:   John J. Fisher
      Senior Vice President               Senior Appraiser

                          SUMMARY APPRAISAL REPORT OF
                        THE WOODLAND VILLAGE APARTMENTS
                              2221 BUSH RIVER ROAD
                               CITY OF COLUMBIA,
                                 SOUTH CAROLINA

Submitted To:                       Mr. Jim Duey
                                    Financial Analyst
                                    Insignia Financial Group Corporation
                                    One Insignia Financial Plaza
                                    P.O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        November 20, 1997

Date of Report:                     December 20, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                      SERVICES, INC.
                                    5477 Glen Lakes Drive, Suite 202
                                    Dallas Texas 75231
                                    Tax I.D. #13-3489544

Mr. Jim Duey                                                  December 20, 1997
Financial Analyst
Insignia Financial Group Corporation
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602




Reference:  Woodland Village Apartments
            2221 Bush River Road
            Columbia, South Carolina

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of November 20, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of approximately 24.82 acres of land improved with a 308 unit apartment project. The improvements, which were constructed in two phases in 1970 and 1971, contain 385,492 net rentable square feet. Additional improvements include a management/leasing office, two tennis courts, two swimming pools, fitness center, six laundry facilities, clubhouse, paved surface parking and walkways, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates a Self-contained Appraisal Report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated April 5, 1996 and has an effective date of value of March 19, 1996 (referred to hereafter as the April 5, 1996 report"). Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

Mr. Jim Duey                                                  December 20, 1997
Insignia Financial Group, Inc.                                           Page 2

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 20, 1997 is:

                   TEN MILLION THREE HUNDRED THOUSAND DOLLARS
                                 ($10,300,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg              /s/ David E. Dodd
      -----------------------             -----------------
By:   Steven J. Goldberg, MAI       By:   David E. Dodd
      Senior Vice President               Appraiser

                          SUMMARY APPRAISAL REPORT OF
                               FOXFIRE APARTMENTS

                           6664 Peachtree Industrial
                    Boulevard, Unincorporated Dekalb County,
                                    Georgia

Submitted To:                       Mr. Jim Duey
                                    Insignia Properties Trust
                                    One Insignia Financial Plaza
                                    P. O. Box 1089
                                    Greenville, South Carolina 29602

Effective Date of Appraisal:        December 1, 1997

Date of Report:                     December 15, 1997

Prepared By:                        KOEPPEL TENER REAL ESTATE
                                      SERVICES, INC.
                                    5477 Glen Lakes Drive, Suite 202
                                    Dallas, Texas 75231

Mr. Jim Duey                                                  December 15, 1997
Financial Analyst
Insignia Properties Trust
One Insignia Financial Plaza
P.O. Box 1089
Greenville, South Carolina 29602

Reference:  Appraisal report of the Foxfire Apartments located at 6664
            Peachtree Industrial Boulevard, Unincorporated Dekalb County,
            Georgia

Dear Mr. Duey:

In compliance with your request, we have inspected and appraised the above captioned property as of December 8, 1997. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of a 22.101 acre site, improved with a 266 unit apartment complex built in 1971. The improvements consist of 26 two and three-story walk-up apartment buildings containing a total of 280,700 net rentable square feet. Additional improvements include a leasing office/clubhouse building, swimming pool, tennis courts, asphalt paved parking areas, concrete paved walkways and adequate landscaping.

The purpose of this report is to estimate the Market Value of the Fee Simple Estate of the subject property. The results of our analysis are combined within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report represents summary discussions of the data, reasoning and analysis that were used in the appraisal process to develop the appraisers' opinion of value.

This Summary Appraisal Report updates other appraisal reports previously prepared on the subject property by this firm, copies of which you maintain in your files. Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Mr. Jim Duey                                                  December 15, 1997
Insignia Properties Trust                                                Page 2

Detailed information not contained within this report may be available within the aforementioned appraisals or has been retained within the appraisers' file.

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of December 8, 1997 is:

                              NINE MILLION DOLLARS
                                  ($9,000,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may, have regarding our assumptions, observations or conclusions.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

      /s/ Steven J. Goldberg,             /s/ John J. Fisher
      -----------------------             ------------------
By:   Steven J. Goldberg, MAI       By:   John J. Fisher
      Senior Vice President               Senior Appraiser